UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): February 16, 2006




                       Access Pharmaceuticals, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                     0-9314                  83-0221517
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(State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                        Identification No.)


     2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
     -----------------------------------------------           ---------
        (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code: (214) 905-5100
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Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
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On February 16, 2006, Access Pharmaceuticals, Inc. ("Access") entered into a note and warrant purchase agreement pursuant to which it sold and issued an aggregate of $5,000,000 of 7.5% convertible notes due March 31, 2007 and warrants to purchase an aggregate of 19,318,184 shares of common stock of Access. Net proceeds to Access were $4.557 million. The notes and warrants were sold in a private placement under Rule 506 promulgated under the Securities Act of 1933, as amended, to a group of accredited investors led by SCO Capital Partners LLC ("SCO").

The notes mature on March 31, 2007, are convertible into Access common stock at a fixed conversion rate of $0.22 per share, bear interest of 7.5% per annum and are secured by certain assets of Access. Each note may be converted at the option of the noteholder or Access under certain circumstances as set forth in the notes.

Each noteholder received a warrant to purchase a number of shares of common stock of Access equal to 75% of the total number shares of Access common stock into which such holder's note is convertible. Each warrant has an exercise price of $0.264 per share and is exercisable at any time prior to February 16, 2012. In the event SCO and its affiliates were to convert all of their notes and exercise all of their warrants, they would own approximately 73% of the voting securities of Access.

In connection with its sale and issuance of notes and warrants, Access entered into an investors rights agreement whereby it granted SCO the right to designate two individuals to serve on the Board of Directors of Access while the notes are outstanding, and also granted registration rights with respect to the shares of common stock of Access underlying the notes and warrants.

The proceeds from this financing will fund Access's operations and clinical development program.

In connection with Access's sale and issuance of notes and warrants, its Board of Directors amended its Shareholder Rights Plan pursuant to which it excluded SCO and its affiliates from certain ownership restrictions therein and approved an amendment to Access's certificate of incorporation, pursuant to which Access shall effect a 1 for 5 reverse stock split of its common stock, and voted to submit such amendment to Access's stockholders for approval.


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
                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Access Pharmaceuticals, Inc.
                                                 (Registrant)

                                          By: /s/ Stephen B. Thompson
                                             ------------------
                                              Stephen B. Thompson
                                              Vice President and
                                              Chief Financial Officer

Dated February 22, 2006

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